                                   EXHIBIT 25

                                POWER OF ATTORNEY

         Each of the undersigned hereby authorizes Newell D. Crane, B.S., M.B.A., Ph.D. as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                              CAPACITY                           DATE
/s/ Newell D. Crane                                        Director                     November 29, 1999
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Newell D. Crane, B.S., M.B.A., Ph.D.


/s/ William Coyne                                          Director
November 29, 1999
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William Coyne, M.D..


/s/ Morris Gorelick                                        Director
November 29, 1999

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Morris Gorelick


/s/ Dave Leytze                                            Director
November 29, 1999

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Dave Leytze, B.A., M.B.A.


/s/ Margaret Crane                                         Director
November 29, 1999

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Margaret  Crane, M.B.A.


/s/ G. Richard Gressett                                    Director
November 29, 1999

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G. Richard Gressett,  B.S.,.


/s/ Robin Hirschfield                                      Director
November 29, 1999
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Robin Hirschfield, B.A.
